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                                                                    EXHIBIT 99.2

                              @ ENTERTAINMENT, INC.
                                OFFER TO EXCHANGE
                 14 1/2% SERIES B SENIOR DISCOUNT NOTES DUE 2008
                       FOR ANY AND ALL OF ITS OUTSTANDING
                     14 1/2% SENIOR DISCOUNT NOTES DUE 2008


TO:  BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES:

     @ Entertainment, Inc. ("@ Entertainment") is offering, upon and subject to the terms and conditions set forth in the Prospectus, dated ________, 1998 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") $1,000 principal amount of its 14 1/2% Series B Senior Discount Notes due 2008 (the "Exchange Notes") pursuant to a registration statement of which this Prospectus is a part (the "Registration Statement") for each $1,000 principal amount of its outstanding 14 1/2% Senior Discount Notes due 2008 (the "Old Notes") of which $252 million in aggregate principal amount are outstanding as of the date hereof. The Exchange Offer is being made in order to satisfy certain obligations of @ Entertainment contained in the Registration Rights Agreement dated as of July 14, 1998 between @ Entertainment and Merrill, Lynch, Pierce, Fenner & Smith Incorporated ("Merrill") and J.P. Morgan Securities Inc. ("J.P. Morgan") (collectively, the "Initial Purchasers").

     We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

     1. Prospectus dated ________, 1998;

     2. The Letter of Transmittal for your use and for the information of your clients;

     3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer, if certificates for Old Notes are not immediately available, or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below), or if the procedure for book-entry transfer cannot be completed on a timely basis;

     4. A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

     5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and


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     6. Return envelopes addressed to ____________________, the Exchange Agent for the Old Notes.

     Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City time, [_______________], 1998 unless extended by @Entertainment, provided it may not be extended beyond _________________ (the "Expiration Date"). Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

     To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent, and certificates representing the Old Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

     If holders of Old Notes wish to tender, but it is impracticable for them to forward their certificates for Old Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer--Guaranteed Delivery Procedures."

     @ Entertainment will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Notes held by them as nominee or in a fiduciary capacity. @ Entertainment will pay or cause to be paid all stock transfer taxes applicable to the exchange of Old Notes pursuant to the Exchange Offer, except as set forth in Instruction 6 of the Letter of Transmittal.

     Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to________________, the Exchange Agent for the Old Notes, at its address and telephone number set forth on the front of the Letter of Transmittal.

                          Very truly yours,


                          @ ENTERTAINMENT, INC.

     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF @ ENTERTAINMENT, INC. OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS OF BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures